TAX SHARING AND INDEMNIFICATION AGREEMENT

                  AGREEMENT, made as of this day of [_______], 199 , by and between World Machinery Company, a [Delaware] corporation ("World"), and General Bearing Corporation, a [Delaware] Corporation ("General Bearing").

                              W I T N E S S E T H :

                  WHEREAS, World is the common parent corporation of an affiliated group of corporations, including General Bearing, required to file Consolidated Returns (as defined herein) pursuant to which Consolidated Taxes (as defined herein) are required to be paid;

                  WHEREAS, the parties hereto desire to provide that World and its Affiliates (as defined herein) and General Bearing shall pay their proper share of Taxes (as defined herein) with respect to Tax periods through the Closing Date (as defined herein);

                  WHEREAS, the parties hereto desire to provide that World or General Bearing, as the case may be, shall prepare and file the appropriate Tax Returns (as defined herein) for Tax periods through the Closing Date;

                  WHEREAS, the parties desire to provide for mutual cooperation in connection with the preparation of the Tax Returns and in connection with audits by any Taxing Authority (as defined herein); and







                  WHEREAS, the parties desire to provide that General Bearing indemnify World or that World indemnify General Bearing, as the case may be, for any Loss (as defined herein).

                  NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

                                    SECTION 1
                                   DEFINITIONS

                  For the purposes of this Agreement, the following terms have the following meanings:

                  "Affiliate" means, with respect to any person, any person directly or indirectly controlling, controlled by, or under common control with such other Person, provided that General Bearing shall not be considered an Affiliate of World.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Closing Date" means the date upon which General Bearing no longer is part of the group of corporations joining with World in the filing of a consolidated Federal income tax return.

                  "Consolidated   Returns"   means  Tax   Returns   relating  to
Consolidated Taxes.

                  "Consolidated Taxes" means income Taxes, Federal or state, pursuant to which General Bearing is required to file Tax Returns with World or any Affiliate of World on a consolidated, combined or unitary basis.

                  "Current  Tax  Sharing   Agreements"  means  any  Tax  sharing
agreements currently in effect with respect to General Bearing.

                  "Federal   Taxes"  means   United   States   Federal   income,
environmental and alternative or add-on minimum taxes.

                  "Final Determination" shall mean (i) with respect to Federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD and, with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax provided for under applicable law; and (ii) the payment of Tax by World (or its Affiliates) or General Bearing whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed by a Taxing Authority, provided that the indemnifying party is notified that World or General Bearing, whichever is responsible, determines that no action should be taken to recoup such disallowed item, and the indemnifying party agrees with such determination.

                  "Final Pro Forma Tax Returns" means the Pro Forma Tax Returns as ultimately determined to be in final form pursuant to Section 2 hereof.

                  "Loss" is defined in Section 6.01 and 6.02 hereof.

                  "Person" means an individual, a trust, estate, partnership, association, company or corporation.

                  "Post-Closing Tax Period" means any Tax period (or portion thereof) ending after the Closing Date.

                  "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the Closing Date.

                  "Pro Forma Non-Straddle Tax Return" means a draft Tax Return relating to Consolidated Taxes which would include World or any World Affiliate and General Bearing for a Tax period that is not a Straddle Tax Period, prepared pursuant to Section 2.01 hereof.

                  "Pro Forma Straddle Tax Return" means a draft Tax Return relating to Consolidated Taxes which would include World or any World Affiliate and General Bearing for a Tax period that is a Straddle Tax Period, prepared pursuant to Section 2.02 hereof.

                  "Pro Forma Tax Returns" means the Pro Forma Straddle Tax Returns together with the Pro Forma Non-Straddle Tax Returns.

                  "Straddle Tax Period" means any Tax period beginning before and ending after the Closing Date.

                  "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (A) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding on amounts paid, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (hereinafter a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign).

                  "Tax Asset" means any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes).

                  "Tax Returns" shall mean all income (estimated income) excise, sales, unemployment, employer and employee withholding, social security, occupation, franchise, customs and other Tax returns or Tax reports with respect to Taxes required by Federal, State, or local law or regulation.

                  "Taxing Authority" shall have the meaning ascribed to such term within the definition of the term "Tax," above.

                  "World Group" means, with respect to Federal Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which World is the common parent, and with respect to State Taxes, the combined, consolidated or unitary group of which World is a member.

                                    SECTION 2
                            TAX SHARING; TAX RETURNS

                  2.01     Preparation of Pro Forma Non-Straddle Tax Returns.

                           a. Subject to Section  2.01(b)  hereof,  on or before
the date forty-five (45) days prior to the respective due dates (including extensions) for the filing of each Tax Return relating to Consolidated Taxes for a Tax period which is not a

Straddle Period, World shall prepare and deliver to General Bearing a Pro Forma Non-Straddle Tax Return; provided General Bearing shall have satisfied its obligations imposed by Section 3 hereof to provide data and information to World.

                           b. At the  option  of World,  on or  before  the date
forty-five (45) days prior to the respective due dates (including extensions) for filing of each Tax Returns relating to Consolidated Taxes for a Tax period which is not a Straddle Period, General Bearing shall prepare and deliver to World one or more of the Pro Forma Non-Straddle Tax Returns; provided that (i) World notifies General Bearing of this election in writing not later than three months prior to the respective due date for filing (including extensions), and
(2) World shall have satisfied its obligations imposed by Section 3 hereof to provide data and information to General Bearing.

                           c. The Pro Forma  Non-Straddle  Tax Returns  prepared
pursuant to this section 2.01 shall be prepared and calculated in accordance with Section 2.04 hereof.

                           d.  Unless a timely  objection  is made  pursuant  to
section 2.03 hereof, the Pro Forma Non-Straddle Tax Returns prepared pursuant to this section 2.01 shall be the Final Pro Forma Non-Straddle Tax Returns and shall be binding on the parties without further adjustment.

                  2.02  Preparation of Pro Forma Straddle Tax Returns.

                           a. Subject to Section  2.02(b)  hereof,  on or before
the date forty-five (45) days prior to the respective due dates (including extensions) for the filing of each Tax Return relating to Consolidated Taxes for a Tax period which is a Straddle Period, General Bearing shall prepare and deliver to World the Pro Forma Straddle Tax Returns; provided World shall have satisfied its obligations imposed by Section 3 hereof to provide data and information to General Bearing.

                           b. At the  option  of World,  on or  before  the date
forty-five (45) days prior to the respective due dates (including extensions) for the filing of each Tax Return relating to Consolidated Taxes for a Tax period which is a Straddle Period, World shall prepare and deliver to General Bearing one or more of the Pro Forma Straddle Tax Returns; provided that (i) World notifies General Bearing of this election in writing not later than three months prior to the respective due date for filing (including extensions), and
(2) General Bearing shall have satisfied its obligations imposed by Section 3 hereof to provide data and information to World.

                           c.  The  Pro  Forma  Straddle  Tax  Returns  prepared
pursuant to this section 2.02 shall be prepared and calculated in accordance with Section 2.04 hereof.

                           d.  Unless a timely  objection  is made  pursuant  to
section 2.03 hereof, the Pro Forma Straddle Tax Returns prepared pursuant to this section 2.02 shall be the Final Pro Forma Straddle Tax Returns and shall be binding on the parties without further adjustment.

                  2.03  Review of Pro Forma Tax Returns.

                           a. Each  party  hereto  shall  have the right at such
party's expense to review all work papers and procedures used to prepare the Pro Forma Tax Returns. If such party, within ten (10) business days after delivery of the Pro Forma Tax Returns, notifies the other party in writing that it objects to any items on any Pro Forma Tax Return, specifying with particularity any such item and stating the specific factual or legal basis for any such objection, the parties hereto shall negotiate in good faith and use their best efforts to resolve such items.

                           b. Upon  resolution  of all such items,  the relevant
Final Pro Forma Tax Return shall be adjusted to reflect such resolution, and, as so adjusted, shall be with respect to the relevant Pro Forma Tax Return, the corresponding Final Pro Forma Tax Return, binding on the parties without further adjustment.

                2.04 Allocation of Liability for Consolidated Tax

                           a. (i) The amount of income Tax  liability  set forth
on the Final Pro Forma Tax Returns to be allocated to General Bearing shall be calculated as if General Bearing filed its own separate return for the relevant period and General Bearing was not included in the World Group. For these purposes: (1) income, deductions, credits and losses and applicable state and local apportionment Tax factors shall be computed in a manner consistent with past practices; (2) the applicable Tax rates shall be the appropriate statutory rates in effect during the relevant period; and (3) to the extent that any resulting Tax liability so allocated to General Bearing is zero or less than zero, General Bearing shall be entitled to receive a payment from any member of the World Group in an amount equal to either (a) the product of (x) the amount of any Tax Asset of World which is utilized by such other member on that relevant Tax Return and (y) the maximum rate in effect with respect to that Tax or (b) the reduction in Tax realized by virtue of the utilization of General Bearing's Tax Asset.

                                    (ii)  The amount of income Tax liability set
forth on the Final Pro Forma Tax Returns to be allocated to World shall be the total Tax liability set forth on the Final Pro Forma Tax Returns reduced by the amount allocated to General Bearing pursuant section 2.04(a)(i) hereof.

                           b. The parties  hereto  agree that income Tax Returns
for any Straddle Period will be prepared (to the extent applicable) and filed on the basis of a closing of the books of General Bearing as of the Closing Date to reflect income shown on General Bearing's permanent records (including work papers) and not on the basis of proration.

                  2.05 Filing of Consolidated Returns. The party responsible for preparing any Tax Returns pursuant to Sections 2.01 and 2.02 hereof shall be responsible for the filing of such Tax Returns and shall, subject to Section 2.06, pay any Tax shown thereon as due.

                  2.06 Payment of Consolidated Tax. On or before the due date for the filing of the Final Pro Forma Tax Returns, General Bearing shall pay to World, or World shall pay to General Bearing, as appropriate, an amount reflecting the difference between (i) the sum of the liabilities shown on the Final Pro Forma Tax Returns allocable to the payor determined under Section 2.04 herein and (ii) the aggregate of all amounts previously paid by such party.

                  2.07 Other Taxes. All Taxes other than Consolidated Taxes (including any penalties and interest) ("Other Taxes") shall be paid by the party upon whom such Other Tax is imposed by applicable law, and such party will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Other Taxes, and if required by applicable law, the other party will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

                                    SECTION 3
                           COOPERATION ON TAX MATTERS

                  3.01 General. Each party hereto agrees to cooperate fully, as, and to the extent, reasonably requested by the other party, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and, subject to this Section 3, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. World and General Bearing agree (i) to retain all books and records with respect to Tax matters pertinent to General Bearing and the World Group relating to any Pre-Closing Taxable Period, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, General Bearing or World, as the case may be, shall allow the other party to take possession of such books and records.

                  3.02  Provision of Information.

                           a. Each party  hereto  shall,  at the  request of the
party required to prepare Tax Returns pursuant to Section 2 hereof (the "Preparer"), prepare and provide such information, schedules, worksheets, and data as the Preparer deems reasonably necessary to enable the Preparer to satisfy its obligations pursuant to Section 2 hereof. The information shall be delivered to the Preparer at least seventy-five (75) days prior to the due date (including extensions) for the filing of the relevant Tax Returns.

                           b. After the Closing Date, General Bearing shall make
available its personnel to satisfy its obligations pursuant to this Section 3 and to satisfy its obligations pursuant to Section 2.

                                    SECTION 4
                  TERMINATION OF CURRENT TAX SHARING AGREEMENT

                  Any Current Tax Sharing Agreement and any and all existing Tax sharing agreements or similar arrangements binding any member of the World Group or General Bearing, and any other agreement, express or implied, relating to Taxable income or Tax Assets shall be terminated as of the date hereof. After the date hereof, General Bearing shall not have any further rights or liabilities thereunder, and this Agreement shall be the sole Tax sharing agreement during the Post-Closing Tax Period relating to General Bearing and the World Group for all Pre-Closing Tax Periods.

                                    SECTION 5
                                    ELECTIONS

                  Without the prior written consent of World, which shall not be unreasonably withheld, General Bearing shall not make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the liability for Taxes of World or any member of the World Group for any Tax period.

                                    SECTION 6
                               TAX INDEMNIFICATION

                  6.01 Indemnification By World. World hereby indemnifies, as of the Closing Date, General Bearing against and agrees to hold it harmless from
(x) (1) any Tax of World and any Affiliate of World determined pursuant to the principles set forth in Section 2.04 and Section 6.03 hereof, (2) any liability of World for Taxes of any Affiliate of World, (3) any liability of World or Affiliate of World as a successor, and (4) any liability of World or Affiliate of World as a result of any agreement to indemnify any Person for Taxes, whether express or implied, for any Pre-Closing Tax Period and any Post-Closing Tax Period, and (y) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any such Taxes, and any liability as transferee, and, in each case, incurred or suffered by General Bearing on or after the Closing Date (the sum of (x) and (y) being referred to herein as a "General Bearing Loss" or "Loss" where the distinction between General Bearing Loss and World Loss is not relevant).

                  6.02 Indemnification by General Bearing. General Bearing hereby indemnifies World against and agrees to hold it harmless from (x) (1) any Tax of General Bearing attributable to any Post-Closing Tax Period and any Pre-Closing Tax Period determined pursuant to the principles set forth in
Section 2 and Section 6.03 hereof, (2) any liability of General Bearing for Taxes of any other Person for any Post-Closing and Pre-Closing Period, (3) any liability of General Bearing as a successor, and (4) any liability of General Bearing as a result of any agreement to indemnify any Person for Taxes, whether express or implied, for any Pre-Closing Tax Period and any Post Closing Tax Period, and (y) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any such Taxes, and any liability as transferee, and, in each case, incurred or suffered by World, or any of its Affiliates on or after the Closing Date (the sum of (x) and (y) being referred to herein as a "World Loss" or "Loss" where the distinction between General Bearing Loss and World Loss is not relevant).

                  6.03  Determination  of Tax  Liability.  For  purposes of this
Section 6, liability for Taxes shall be determined pursuant to the principles set forth in Section 2 hereof.

                  6.04 Indemnification Payment. Upon payment by an indemnified party of any Loss, the indemnifying party shall discharge its obligation to indemnify the indemnified party against such Loss by paying to the indemnified party an amount equal to the amount of such Loss; provided that, if the receipt or accrual of any indemnification payment hereunder is determined in a Final Determination not to constitute a tax-free payment of the purchase price for Federal Tax purposes the indemnifying party shall pay to the indemnified party an After-Tax Amount.

                  6.05 Time of Payment. Any payment pursuant to this Section 6 shall be made promptly after receipt by the indemnifying party of written notice from the indemnified party stating that payment with respect to a Loss by an indemnified party was required and that such Loss has been paid by the indemnified party and any of its Affiliates and the amount thereof and of the indemnity payment requested, together with all relevant written documentation related to such Loss and the payment except to the extent that the indemnifying party challenges in good faith its obligation to pay the Loss pursuant to Sections 6.01 and 6.02 herein.

                  6.06  Definitions.  For purposes of this Section 6:

                                    (i) an  "After-Tax  Amount"  means an amount
that, on an after-Tax basis reflecting the hypothetical Tax consequences of the receipt of such amount, shall be equal to the Loss indemnified pursuant to this
Section 6, taking into account
the hypothetical Tax consequences of the payment or occurrence of such Loss;

                                    (ii)  references  to  "after-Tax  basis" and
"hypothetical Tax consequences" refer to calculations of Tax at the maximum statutory rate (or rates, in the case of an item of income or deduction Taxable or deductible for purposes of more than one Tax) applicable to the indemnified party for the relevant year, after taking into account, for example, the effect of deductions available for interest paid or accrued and Taxes such as state and local income Taxes, which effect would similarly be calculated on the basis of the maximum statutory rate (or rates) of the Tax (or Taxes) for which such deduction was available.

                  6.07  Notice of Claim; Defense.

                           a. The indemnified party agrees to give prompt notice
to the indemnifying party of written assertion of any claim (including any correspondence, notice, or other written communication from a Taxing Authority or any representative thereof of any pending or threatened Tax audits, or any pending or threatened judicial proceedings involving Taxes), or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder and of any Loss which the indemnified party deems to be within the ambit of this Section 6 (specifying with reasonable particularity the basis therefor). The indemnified party will give the indemnifying party such information with respect thereto as the indemnifying party may reasonably request.

                           b. The  indemnifying  party may, at its own  expense,
upon notice to the indemnified party, assume the defense of any such suit, action or proceeding; provided that (1) the indemnifying party shall thereafter consult with the indemnified party upon the indemnified party's reasonable request for such consultation from time to time with respect to such suit, action or proceeding and (2) the indemnifying party shall not, without the indemnified party's consent, which consent shall not be unreasonably withheld, agree to any settlement with respect to any Tax if such settlement could adversely affect the past, present or future Tax liability of the indemnified party.

                           c. If the  indemnifying  party  assumes such defense,
the indemnified party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof and the indemnified party shall not settle any claim relating to a Loss, unless written consent is received from the indemnifying party.

                           d. Whether or not the  indemnifying  party chooses to
defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof, which cooperation shall include, without limitation, the retention and the provision upon reasonable request of records and information relating to such claim, and, subject to Section 3, making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such claim.

                  6.08 Limitation on Liability. The indemnifying party shall not be liable under this Section 6 with respect to any Tax resulting from a claim or demand the defense of which it was not offered the opportunity to assume as provided under Section 6.07 hereof to the extent the indemnifying party's liability under this Section 6 is adversely affected as a result thereof. No investigation by the indemnified party or any of its Affiliates at or prior to the Closing Date shall relieve the indemnifying party of any liability hereunder.

                                    SECTION 7
                      REFUNDS, CARRYBACKS AND CARRYFORWARDS

                  7.01 Payment of Refunds. World shall promptly pay or shall cause prompt payment to be made to General Bearing of the amount of any refund of an overpayment of Taxes with respect to General Bearing and any Affiliate of General Bearing upon receipt by World (or any successor or Affiliate) of such refund.

                  7.02 Carrybacks and Carryforwards. World will pay to General Bearing the benefit received by World or any Affiliate of World from (i) the use in any Pre-Closing Tax Period of a carryback of any Tax Asset from a Post-Closing Tax Period, or (ii) the use in any Post-Closing Tax Period of the carryforward of any Tax Asset from a Pre-Closing Tax Period


                                    SECTION 8
                                  MISCELLANEOUS

                  8.01 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this Agreement shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) and, as to the liabilities for Taxes arising from agreement to indemnify Persons for payment of Taxes, shall survive for the indemnification period of the applicable agreement.

                  8.02 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, by certified or registered mail with postage prepaid:

                  (a)      If to World

                           ===================================
                           -----------------------------------
                  with copies to:

                           ===================================
                           -----------------------------------

or to such other party or address as the World shall furnish to General Bearing in writing.

                  (b)      If to General Bearing

                           ===================================
                           -----------------------------------

                  with a copy to:

                           ===================================
                           -----------------------------------

or to such other party or address as General Bearing shall furnish to World in writing.

                  8.03 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party hereto, which consent cannot be unreasonably withheld.

                  8.04 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of laws principles thereof.

                  8.05 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8.06 Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part thereof or affect in any way the meaning or interpretation of this Agreement.

                  8.07 Entire Agreement. This Agreement and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of either party hereto.

                  8.08 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

                  8.09 Interest. Any payment required under this Agreement and not made when due shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.


                                              World Machinery Company

                                                             By:




                                              General Bearing Corporation

                                                             By: